Exhibit 99.1

2Q 2013 Earnings Call July 29, 2013 9:30 am ET Dial in: (800) 230-1093 U.S. (612) 288-0329 International Passcode: 297956 Replay available until August 12: (800) 475-6701 U.S. (320) 365-3844 International passcode: 297956

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of July 29, 2013, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter results issued on July 29, 2013, and The Risk Factors and Forward-Looking Statements sections of the Company’s 2012 Form 10-K and Quarterly Reports on Form 10-Q. Copies of these filings Are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

Non-GAAP Measures Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: EBITDA Corporate EBITDA Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share (Adjusted EPS) Net Corporate Debt Net Fleet Debt Total Net Debt Adjusted Interest Expense Adjusted Direct Operating Expense Adjusted Selling, General and Administrative Adjusted Depreciation of Revenue Earning Equipment Free Cash Flow

Overview Mark Frissora, Chairman and CEO Financial Performance Elyse Douglas, Executive VP and CFO 2013 Outlook Mark Frissora, Chairman and CEO Questions & Answers Session Today’s Agenda

* Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. GAAP Q2:13 Results Q2:12 Results YoY Change Revenue $2,714.6 $2,225.1 22.0% Income (loss) before income taxes $211.9 $158.7 33.5% Earnings (loss) per share $0.27 $0.21 28.6% Diluted shares outstanding 465.1 447.4 4.0% Non-GAAP* Corporate EBITDA $540.4 $407.7 32.5% Adjusted pre-tax income $314.5 $233.9 34.5% Adj. pre-tax margin 11.6% 10.5% 110 bps Adjusted EPS $0.45 $0.35 28.6% Total Company Records: Revenue Adj. pre-tax income & margin Corporate EBITDA & margin Adj. earnings per share ($ in millions, except per share amounts) Worldwide RAC Records: Revenue Adj. pre-tax income & margin Corporate EBITDA & margin RECORD Q2:13 RESULTS

Q2:13 Consolidated WW Revenue +22% YoY HERC Off Airport Donlen Dollar Thrifty Leisure Incremental Dollar Thrifty revenue Offset by loss of Advantage revenue U.S. RAC off-airport revenue 12% higher Insurance replacement +17% YoY Donlen leasing and fleet management revenue increased 16% to $134M North American equipment rental revenue up 17.4%, excluding FX Double-digit Revenue Growth Drivers

Q2:13 Cost Savings Update Consolidated DOE and SG&A expense -80 bps as % revenue $50M of cost savings achieved in Q2:13 Lean/Six Sigma locations represent ~32% of total revenue 27th consecutive quarter of YoY labor efficiency Installed 70 additional video kiosks, bringing total to 438 worldwide Integration actions tracking ahead of plan Cost Savings Q2:13 +32.7% vs 2006 Based on rental revenue per employee Q2:13 includes DTG results

% of WW RAC Total Revenue Q2:13 vs. Q2:12 Total Revenue Total Rev. per Day (RPD) Trans. Days Total Rev. per Transaction Transactions Trans Length (days) 69% U.S. 33.9% 3.1% 29.9% 4.4% 28.3% 1.3% 24% International -0.9% -0.6% -0.4% -2.5% 1.6% -2.0% 18% Europe 0.5% -0.5% 1.0% -1.5% 2.0% -1.0% EU excl. Switzerland YoY 3.8% 0.9% 3.0% 0.8% 0.7% 0.2% Worldwide 23.4% 1.2% 22.0% 0.8% 22.5% -0.4% (Excluding Donlen) (Excl. Canada, but incl. EU) Rent-A-Car Metrics: Q2:13 vs. Q2:12 WW Adj. pre-tax income: Q2:13 +30.9% YoY; margin +90 bps WW Corporate EBITDA: Q2:13 +30.3%YoY; margin +90 bps Note: Revenue excludes impacts from currency fluctuations

Rev. +$405 million Total Revenue ($ in millions) 82% 9% 9% % of total increase Hertz Airport DTG/ Advantage Off-Airport % Change in Total Revenue On-Airport 77% of U.S. RAC Revenue Off-Airport 23% of U.S. RAC Revenue RPD * +3.6% +37.9% +1.3% Trans Days +0.9% +379.8% +10.2% Rental length -0.5% -5.2% +0.6% U.S. RAC Growth Drivers Q2:13 vs. Q2:12 DTG/ Advantage $331 Off-Airport $38 Hertz Airport $36 * RPD calculated using Total Revenue Q2:13 U.S. RAC Total Revenue +34% YoY Note: DTG acquired Nov. 2012; Advantage RAC divested Dec. 2012

Q2:13 U.S. Fleet Efficiency A Timing Issue Q2 fleet efficiency 79% Sale of Advantage impacts Hertz YoY fleet sharing efficiency DTG utilization up every month since acquired by Hertz Total fleet 41% higher YoY due to acquisition Expect fleet efficiency to begin improving by YE:13 Counter systems (3) est. completion April 2014

Q2:13 U.S. RAC Adj. Pre-tax Income +36% Operating expenses 60 bps lower YoY as % revenue Direct operating and SG&A expenses represent 59.7% of revenue Fleet depreciation expense +150 bps as % revenue, as expected Monthly depreciation per unit $218 vs. $213 in Q2:12 Last year, significant gain on fleet sales = $44 million Residuals coming off historic peak Manheim down 4.4% YoY Q2:13; Moody’s forecasted down 2.2% Auction/dealer residuals softer than expected Residuals improved sequentially May – June July auction inventories tightened again FY:13E U.S. monthly depreciation per unit down 2-3% Auction residuals weakest Retail residuals remain strong More supply of off lease vehicles Rental industry has more risk cars

Q2:13 Depr./ Vehicle Improvement U.S. RAC Strategically increasing U.S. mix of risk vehicles to capitalize on more profitable resale channels % of Total Hertz Vehicle Sales Alternative Resale Channels Incremental Return vs. Auction HTZ Q2:13 Channel Mix June retail 23% of sales mix

Q2:13 Europe Rental Car Improving Revenue +3.8% YoY, excluding FX Inbound revenue +1.3% YoY Volume +3.0%; RPD +0.9% Opened 137 corporate co-branded Thrifty locations in Q2:13 To open 20 more by YE:13 Opening 5 more Firefly locations (deep value offering) in 2H:13 38 corporate Firefly locations and 7 franchises by YE:13 Acquired CCL Vehicles Rentals to penetrate UK’s $1.5B insurance replacement market For YoY comparison, Q2:12 results exclude Switzerland locations, which were franchised in Q4:12

Equipment Rental (HERC) Q2:13 N.A. time utilization +230bps with 14% more fleet N.A. dollar utilization +120bps N.A. Corporate EBITDA margin 44.1%; +590bps YoY Note: Pricing and volume data exclude Cinelease due to the nature of that business Pricing N.A. nat’l accounts 53% of revenue N.A. non-contract pricing +4.5% Volume Industrial (oil & gas), pump & power, entertainment svcs., energy and early stage construction recovery YoY % change Revenue Rental Revenue* Volume Pricing WWHERC 14.7% 15.8% 16.4% 3.6% N.A. 16.3% 17.4% 17.8% 4.0% U.S. 17.0% 16.7% 18.1% 4.0% N.A. Rev. Mix Q2:13 FY:07 Construction 37% 50% Industrial 28% 20% Fragmented 35% 30% * Excludes FX impact

Elyse Douglas CFO FINANCIAL RESULTS CASH FLOW REVIEW BALANCE SHEET REVIEW

Q2:13 EPS Double-Digit Increase Achieved record GAAP net profit $121.4 M: +31% YoY GAAP EPS = $0.27 on diluted shares of 465.1 M Increase of $0.06 over Q2:12, +29% YoY Share count (diluted) increased by 18 million vs. Q2:12 Share count is diluted with net profit on GAAP basis Adjusted EPS = $0.45, +30% YoY Drivers: 22% higher revenue, 60 bps decline in total expenses 2013 share count estimated 465M for remaining quarters and full year

HERC Key Metrics Corporate EBITDA +31% YoY Margin 43.1%, +470bps Q2:13 flow-through 80% 12 ppts related to 2012 legal costs that did not repeat New fleet added Decision to push some 1H:13 expenses into 2H:13 Full year flow-though now expected 60% - 65%

Interest Expense Summary 2013E: Cash interest expense expected to increase ~$100M (Related to acquisition financing and fleet growth) 2013 2012 Q2 $181.8M $151.7M YTD Q2 $356.8M $312.9M 2013 2012 Q2 $163.3M $131.1M YTD Q2 $320.9M $267.2M Remained flat as % of Rev Incr. $32.2 Million as expected Reflects additional corporate and fleet debt from Dollar Thrifty acquisition GAAP Interest Expense* Cash Interest Expense* * Net of interest income

Interest Rates Impact No meaningful corporate debt maturities until 2016 For U.S. fleet debt: Rates on debt maturing btwn now and Dec:14 range from 2.82% to 5.38% Significantly higher than current indicative rate of 1.8% for 3-year term ABS notes At indicative rate, annual refinancing savings would be ~$18M Option to call and refinance 8.5% secured Euro notes at indicative rate ~5.25% This 3.25% lower rate translates into $17M per year interest savings Floating rates are stable Many believe Fed or ECB will not increase short term rates until late 2014 or 2015

Tax Rate Q2:13 GAAP effective income tax rate 42.7% vs. 41.5% in Q2:12 Higher income before taxes Changes in geographic mix Losses in non-U.S. jurisdiction where tax benefits not recognized Q2:13 cash taxes paid: $37.3M vs. $15.3M in Q2:12 FY:13 cash taxes estimated to be ~ $80M to $85M 2013 adjusted tax rate normalized = 35%

1H:13 Free Cash Flow Net investments Incremental seasonal fleet growth related to DTG acquisition HERC fleet growth Higher non-fleet capex for technology initiatives and RAC facility upgrades FY:13 FCF est. $500-$600M Strong operating cash flow offset by growth investments 1H:13 1H:12 Chg GAAP Pretax Income $284.2 $121.9 $162.3 PP&E (non fleet) depr. Exp. + amortization exp. 199.3 170.0 29.3 Cash Taxes (43.0) (37.7) (5.3) Net Working Capital/Other (176.7) (74.1) (102.6) Operating Cash Flow excl. fleet depr. add-back $263.8 $180.1 $83.7 RAC Fleet Growth (net capex + depr exp & net fleet financing) (407.1) (191.2) (215.9) HERC Fleet Growth (net capex + depr exp) (135.9) (93.8) (42.1) PP&E Net Capital Expenditures (125.6) (80.7) (44.9) Net Investment $(668.6) $(365.7) $(302.9) FREE CASH FLOW $(404.8) $(185.6) $(219.2) ($ in millions)

($ in millions) WW HERC Fleet – Cash Basis ** ($ in millions), excl. FX YTD Q2:13 YTD Q2:12 Fleet Expenditures $365.2 $329.4 Disposal Proceeds $82.5 $106.5 Net Capital Exp. $282.7 $222.9 ** Above amounts are on a cash flow basis, consistent with our GAAP statement of cash flows. Purchases* (Gross Spend) Disposals 1st Cost* Net Fleet Capital Spend* * Includes non-cash purchases and sales. Q2:13 average WW fleet age 41 months vs. 44 months in Q2:12 1H:13 WWHERC Fleet Statistics

Liquidity & Debt Corporate Liquidity @ 6/30/13 ($ in millions) ABL Availability: $357 Unrestricted Cash: 483 Corporate Liquidity: $840 Total net corporate debt $7.1 billion Total net fleet debt $9.9 billion Net corporate debt / corporate EBITDA ratio 3.7x With DTG full year EBITDA, pro forma ratio 3.4x With full run-rate synergies and DTG full year EBITDA, pro forma ratio would be 3.1x* *Assumes $300M of cost synergies

OUTLOOK

Outlook Moody’s projects Manheim Index -1.9% Q3:13 YoY; -2.9% 2H:13 YoY RAC airport volumes softer-than-expected Plenty of Offsetting Levers to Pull Key growth drivers continue to generate double-digit expansion Dollar Thrifty integration tracking ahead of plan EU rollout of Thrifty and Firefly brands successful Rising U.S. fleet costs manageable as consumer channels remain strong 43 U.S. retail car sales lots, up from 14 in Q2:12 2013E 100 retail lots Initial 24/7 technology launch at ~35,000 U.S. cars -- favorable reviews Equipment rental recovery continues at steady pace Lean/Sigma cost savings on pace to exceed $300M FY target Lackluster Environment

 Guidance % high end YoY Revenue $10.85 to $10.95 bil +21.4% Corporate EBITDA $2.21 to $2.27 bil +38.8% Adj. Pre-Tax Income $1.27 to $1.34 bil +48.6% Adj. Net Income $830 to $875 mil +47.1% Adjusted Diluted EPS Share count FY:13 = 465 mil $1.82 to $1.92 +44.9% RISKS: EU/China economies, U.S. sequester FY:13 Financial Guidance Reaffirmed Cost savings target of $300M to offset inflation (incl. depreciation savings) Tax rate of 35% Cash interest expense ~$100M higher YoY

FY:13 Assumptions WW RAC HERC Total + 1% Transaction Days / Volume $26 $4 $30 + 1% Total RPD / Pricing $67 $12 $79 + 1 PP Fleet utilization $26 $6 $32 + 1% Net Depreciation Expense $18 $3 $21 + 1% Direct OpEx / SG&A $52 $10 $62 + 1% Residual Values (U.S. RAC only) $23 - $23 ($ in millions) Adjusted Pre-tax Sensitivity to Incremental 1% Change Worldwide rental car pricing flat on 21-23% higher volume Worldwide equipment rental pricing +2-3% with volume +10-12% U.S. RAC monthly depreciation per unit est. down 2-3% EU RAC monthly depreciation per unit est. down 2% Note: The sensitivity reflects any incremental change from our stated guidance

Q & A

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	June 30,		of Total Revenues
	2013	2012	2013	2012
Total revenues	$2,714.6	$2,225.1	100.0%	100.0%

Expenses:
Direct operating	1,405.9	1,188.9	51.8%	53.4%
Depreciation of revenue earning equipment and lease charges	641.1	519.8	23.6%	23.4%
Selling, general and administrative	275.0	206.6	10.1%	9.3%
Interest expense	183.8	152.2	6.8%	6.8%
Interest income	(2.0)	(0.5)	(0.1)%	0.0%
Other income, net	(1.1)	(0.6)	—%	0.0%
Total expenses	2,502.7	2,066.4	92.2%	92.9%
Income before income taxes	211.9	158.7	7.8%	7.1%
Provision for taxes on income	(90.5)	(65.8)	(3.3)%	(2.9)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$121.4	$92.9	4.5%	4.2%

Weighted average number of shares outstanding:
Basic	400.8	420.0
Diluted	465.1	447.4

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.30	$0.22
Diluted (a)	$0.27	$0.21

	Six Months Ended		As a Percentage
	June 30,		of Total Revenues
	2013	2012	2013	2012
Total revenues	$5,151.2	$4,186.1	100.0%	100.0%

Expenses:
Direct operating	2,757.1	2,303.1	53.5%	55.0%
Depreciation of revenue earning equipment and lease charges	1,228.1	1,034.9	23.9%	24.7%
Selling, general and administrative	526.7	414.3	10.2%	9.9%
Interest expense	360.6	314.5	7.0%	7.5%
Interest income	(3.8)	(1.6)	(0.1)%	0.0%
Other income, net	(1.7)	(1.0)	0.0%	0.0%
Total expenses	4,867.0	4,064.2	94.5%	97.1%
Income before income taxes	284.2	121.9	5.5%	2.9%
Provision for taxes on income	(144.8)	(85.3)	(2.8)%	(2.0)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$139.4	$36.6	2.7%	0.9%

Weighted average number of shares outstanding:
Basic	408.3	419.1
Diluted	463.0	447.9

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.34	$0.09
Diluted (a)	$0.31	$0.08

(a)      We had a change in policy in Q1 2013 with respect to settling the conversion of our 5.25% Convertible Senior Notes due June 2014.  For 2013, this policy change results in an adjustment to the numerator (net income) of our earnings per share computation.  The numerator is adjusted to add back the after-tax amount of interest recognized in the period associated with the Convertible Senior Notes on the same pro rata basis.

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,714.6	$—		$2,714.6	$2,225.1	$—		$2,225.1

Expenses:
Direct operating	1,405.9	(45.4	)(a)	1,360.5	1,188.9	(34.6	)(a)	1,154.3
Depreciation of revenue earning equipment and lease charges	641.1	(1.8	)(b)	639.3	519.8	(2.7	)(b)	517.1
Selling, general and administrative	275.0	(35.4	)(c)	239.6	206.6	(17.3	)(c)	189.3
Interest expense	183.8	(18.5	)(d)	165.3	152.2	(20.6	)(d)	131.6
Interest income	(2.0)	—		(2.0)	(0.5)	—		(0.5)
Other income, net	(1.1)	(1.5)		(2.6)	(0.6)	—		(0.6)
Total expenses	2,502.7	(102.6)		2,400.1	2,066.4	(75.2)		1,991.2
Income before income taxes	211.9	102.6		314.5	158.7	75.2		233.9
Provision for taxes on income	(90.5)	(19.6	)(e)	(110.1)	(65.8)	(13.7	)(e)	(79.5)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$121.4	$83.0		$204.4	$92.9	$61.5		$154.4

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$5,151.2	$—		$5,151.2	$4,186.1	$—		$4,186.1

Expenses:
Direct operating	2,757.1	(86.9	)(a)	2,670.2	2,303.1	(63.4	)(a)	2,239.7
Depreciation of revenue earning equipment and lease charges	1,228.1	(2.5	)(b)	1,225.6	1,034.9	(5.5	)(b)	1,029.4
Selling, general and administrative	526.7	(48.1	)(c)	478.6	414.3	(26.7	)(c)	387.6
Interest expense	360.6	(35.9	)(d)	324.7	314.5	(45.7	)(d)	268.8
Interest income	(3.8)	—		(3.8)	(1.6)	—		(1.6)
Other income, net	(1.7)	(1.4)		(3.1)	(1.0)	—		(1.0)
Total expenses	4,867.0	(174.8)		4,692.2	4,064.2	(141.3)		3,922.9
Income before income taxes	284.2	174.8		459.0	121.9	141.3		263.2
Provision for taxes on income	(144.8)	(15.9	)(e)	(160.7)	(85.3)	(4.2	)(e)	(89.5)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$139.4	$158.9		$298.3	$36.6	$137.1		$173.7

(a)    Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $8.5 million and $9.0 million, respectively.  For the six months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $11.0 million and $17.0 million, respectively.

(b)    Represents the increase in depreciation of equipment rental revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)     Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $10.8 million and $12.2 million, respectively.  For the six months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $14.7 million and $14.1 million, respectively. For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)    Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.

(e)     Represents a provision for income taxes derived utilizing a normalized income tax rate (35% for 2013 and 34% for 2012).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Car Rental	$2,329.5	$1,889.6	$4,414.3	$3,547.9
Equipment Rental	384.3	335.0	735.4	637.1
Other reconciling items	0.8	0.5	1.5	1.1
	$2,714.6	$2,225.1	$5,151.2	$4,186.1

Depreciation of property and equipment:
Car Rental	$39.5	$29.9	$79.8	$60.8
Equipment Rental	8.5	8.3	17.0	16.6
Other reconciling items	2.5	3.3	5.0	6.4
	$50.5	$41.5	$101.8	$83.8

Amortization of other intangible assets:
Car Rental	$19.3	$9.2	$38.9	$18.4
Equipment Rental	10.3	10.3	20.8	19.8
Other reconciling items	0.5	0.4	1.0	0.8
	$30.1	$19.9	$60.7	$39.0

Income (loss) before income taxes:
Car Rental	$307.0	$234.8	$476.6	$296.4
Equipment Rental	62.8	28.1	95.0	38.2
Other reconciling items	(157.9)	(104.2)	(287.4)	(212.7)
	$211.9	$158.7	$284.2	$121.9

Corporate EBITDA (a):
Car Rental	$394.3	$302.7	$641.9	$425.1
Equipment Rental	165.7	126.4	304.7	233.7
Other reconciling items	(19.6)	(21.4)	(41.8)	(43.1)
	$540.4	$407.7	$904.8	$615.7

Adjusted pre-tax income (loss) (a):
Car Rental	$363.0	$277.4	$571.4	$369.0
Equipment Rental	74.1	42.5	119.9	68.4
Other reconciling items	(122.6)	(86.0)	(232.3)	(174.2)
	$314.5	$233.9	$459.0	$263.2

Adjusted net income (loss) (a):
Car Rental	$235.9	$183.1	$371.4	$243.6
Equipment Rental	48.2	28.1	77.9	45.1
Other reconciling items	(79.7)	(56.8)	(151.0)	(115.0)
	$204.4	$154.4	$298.3	$173.7

Adjusted diluted number of shares outstanding (a)	465.1	447.4	463.0	447.9

Adjusted diluted earnings per share (a)(b)	$0.45	$0.35	$0.65	$0.39

(a)                                 Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)                                 See footnote explanation in Table 1.

Note:                  “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Six	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of Jun. 30,	prior year	of Jun. 30,	prior year
	2013	period	2013	period
Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	9,208	22.5%	16,902	21.6%
Domestic (Hertz, Dollar and Thrifty)	7,208	28.3%	13,308	27.3%
International (Hertz, Dollar and Thrifty)	2,000	5.4%	3,594	4.2%

Worldwide transaction days (in thousands)	45,439	22.0%	84,510	22.6%
Domestic (Hertz, Dollar and Thrifty)	34,178	29.9%	64,242	30.7%
International (Hertz, Dollar and Thrifty)	11,261	2.9%	20,268	2.4%

Worldwide Total RPD (a)	$48.58	1.2%	$49.30	1.9%
Domestic (Hertz, Dollar and Thrifty)	$46.78	3.1%	$47.99	3.9%
International (Hertz, Dollar and Thrifty) (b)	$54.05	(0.5)%	$53.48	(0.8)%

Worldwide average number of cars during period	830,300	26.5%	816,100	30.5%
Domestic (Hertz company-operated)	470,400	33.2%	472,200	40.2%
Domestic (Leased)	28,400	N/A	26,600	N/A
International (Hertz company-operated)	163,500	4.1%	150,500	3.9%
Donlen (under lease and maintenance)	168,000	15.0%	166,800	16.0%

Worldwide revenue earning equipment, net (in millions)	$13,320.7	28.0%	$13,320.7	28.0%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$351.0	15.8%	$673.1	16.6%
Same store revenue growth , including initiatives (a) (b)	11.4%	56.2%	12.4%	53.1%
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,373.1	12.3%	$3,324.7	12.6%
Worldwide revenue earning equipment, net (in millions)	$2,385.3	17.5%	$2,385.3	17.5%

Other Financial Data (in millions)

Cash flows provided by operating activities	$715.1	5.4%	$1,458.6	24.6%
Free cash flow (a)	(327.0)	144.8%	(404.8)	(2.2)%
EBITDA (a)	1,115.8	25.1%	2,032.2	27.7%
Corporate EBITDA (a)	540.4	32.5%	904.8	47.0%

Selected Balance Sheet Data (in millions)

	June 30,	December 31,
	2013	2012
Cash and cash equivalents	$483.1	$533.3
Total revenue earning equipment, net	15,706.0	12,908.3
Total assets	25,932.3	23,286.0
Total debt	17,842.0	15,448.6
Net corporate debt (a)	7,054.1	5,934.4
Net fleet debt (a)	9,911.6	8,409.3
Total net debt (a)	16,965.7	14,343.7
Total equity	2,164.2	2,507.3

(a)         Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)         Based on 12/31/12 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS), ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$2,329.5	$384.3	$0.8	$2,714.6	$1,889.6	$335.0	$0.5	$2,225.1
Expenses:
Direct operating and selling, general and administrative	1,380.3	239.1	61.5	1,680.9	1,123.8	230.4	41.3	1,395.5
Depreciation of revenue earning equipment and lease charges	568.4	72.7	0.0	641.1	454.1	65.7	0.0	519.8
Interest expense	76.7	11.7	95.4	183.8	77.2	11.5	63.5	152.2
Interest income	(1.9)	(0.1)	0.0	(2.0)	(0.3)	(0.1)	(0.1)	(0.5)
Other income, net	(1.0)	(1.9)	1.8	(1.1)	0.0	(0.6)	0.0	(0.6)
Total expenses	2,022.5	321.5	158.7	2,502.7	1,654.8	306.9	104.7	2,066.4
Income (loss) before income taxes	307.0	62.8	(157.9)	211.9	234.8	28.1	(104.2)	158.7
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	20.4	10.3	0.5	31.2	14.5	10.8	1.0	26.3
Depreciation of revenue earning equipment	1.9	—	—	1.9	2.7	—	—	2.7
Non-cash debt charges (b)	5.4	1.1	13.0	19.5	10.6	1.1	8.9	20.6
Restructuring charges (c)	15.7	0.9	1.0	17.6	11.8	2.5	1.8	16.1
Restructuring related charges (c)	6.7	—	1.9	8.6	3.1	—	1.9	5.0
Derivative (gains) losses (c)	0.1	—	—	0.1	(0.1)	—	0.1	—
Acquisition related costs (d)	—	—	9.1	9.1	—	—	4.5	4.5
Integration expensess (d)	(0.6)	—	9.8	9.2	—	—	—	—
Management transition costs (d)	—	—	—	—	—	—	—	—
Other unusual/non-recurring (c)	6.4	(1.0)	—	5.4	—	—	—	—
Adjusted pre-tax income (loss)	363.0	74.1	(122.6)	314.5	277.4	42.5	(86.0)	233.9
Assumed (provision) benefit for income taxes (e)	(127.1)	(25.9)	42.9	(110.1)	(94.3)	(14.4)	29.2	(79.5)
Adjusted net income (loss)	$235.9	$48.2	$(79.7)	$204.4	$183.1	$28.1	$(56.8)	$154.4
Adjusted diluted number of shares outstanding				465.1				447.4

Adjusted diluted earnings per share (f)				$0.45				$0.35

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$4,414.3	$735.4	$1.5	$5,151.2	$3,547.9	$637.1	$1.1	$4,186.1
Expenses:
Direct operating and selling, general and administrative	2,708.5	471.1	104.2	3,283.8	2,189.2	446.7	81.5	2,717.4
Depreciation of revenue earning equipment and lease charges	1,081.4	146.7	0.0	1,228.1	905.8	129.1	0.0	1,034.9
Interest expense	152.5	25.1	183.0	360.6	157.8	24.3	132.4	314.5
Interest income	(3.6)	(0.1)	(0.1)	(3.8)	(1.3)	(0.2)	(0.1)	(1.6)
Other income, net	(1.1)	(2.4)	1.8	(1.7)	0.0	(1.0)	0.0	(1.0)
Total expenses	3,937.7	640.4	288.9	4,867.0	3,251.5	598.9	213.8	4,064.2
Income (loss) before income taxes	476.6	95.0	(287.4)	284.2	296.4	38.2	(212.7)	121.9
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	40.9	20.8	1.1	62.8	24.7	20.8	2.0	47.5
Depreciation of revenue earning equipment	4.0	—	—	4.0	5.5	—	—	5.5
Non-cash debt charges (b)	11.1	2.3	23.4	36.8	21.7	2.7	21.4	45.8
Restructuring charges (c)	18.9	1.3	1.1	21.3	17.0	6.7	1.8	25.5
Restructuring related charges (c)	9.3	1.5	2.0	12.8	3.7	—	1.9	5.6
Derivative (gains) losses (c)	0.1	—	(0.1)	—	—	—	—	—
Acquisition related costs (d)	—	—	11.7	11.7	—	—	11.4	11.4
Integration expensess (d)	4.1	—	15.9	20.0	—	—	—	—
Management transition costs (d)	—	—	—	—	—	—	—	—
Other unusual/non-recurring (c)	6.4	(1.0)	—	5.4	—	—	—	—
Adjusted pre-tax income (loss)	571.4	119.9	(232.3)	459.0	369.0	68.4	(174.2)	263.2
Assumed (provision) benefit for income taxes (e)	(200.0)	(42.0)	81.3	(160.7)	(125.4)	(23.3)	59.2	(89.5)
Adjusted net income (loss)	$371.4	$77.9	$(151.0)	$298.3	$243.6	$45.1	$(115.0)	$173.7
Adjusted diluted number of shares outstanding				463.0				447.9

Adjusted diluted earnings per share (f)				$0.65				$0.39

(a)    Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities.  Also represents the purchase accounting effects of certain subsequent acquisitions on our results of operations relating to increased depreciation and amortization of intangible assets.

(b)    Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.

(c)     Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)    Amounts are included within selling, general and administrative expense in our statement of operations.

(e)     Represents a provision for income taxes derived utilizing a normalized income tax rate (35% for 2013 and 34% for 2012).

(f)      See footnote explanation in Table 1.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

FREE CASH FLOW, EBITDA, AND CORPORATE EBITDA

FREE CASH FLOW

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Income before income taxes	$211.9	$158.7	$284.2	$121.9
Depreciation of property and equipment	50.5	41.5	101.8	85.5
Amortization of intangibles and debt costs	49.7	40.5	97.5	84.5
Cash paid for income taxes	(37.3)	(15.3)	(43.0)	(37.7)
Changes in assets and liabilities, net of effects of acquisitions, and other	(182.9)	(45.2)	(176.7)	(74.1)
Net cash provided by operating activities excluding depreciation of revenue earning equipment	91.9	180.2	263.8	180.1
Car rental fleet growth (a)	(255.0)	(136.9)	(407.1)	(191.2)
Equipment rental fleet growth (a)	(94.9)	(90.5)	(135.9)	(93.8)
Property and equipment expenditures, net of disposals	(69.0)	(54.1)	(125.6)	(80.7)
Net investment activity	(418.9)	(281.5)	(668.6)	(365.7)
Free cash flow	$(327.0)	$(101.3)	$(404.8)	$(185.6)

(a)    Car rental fleet growth is defined as car rental fleet capital expenditures, net of proceeds from disposals, plus car rental fleet depreciation and net car rental fleet financing.  Equipment rental fleet growth is defined as equipment rental fleet expenditures, net of proceeds from disposals, plus depreciation. The calculation reflects the following:

FLEET GROWTH

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	Car	Equipment		Car	Equipment
	Rental	Rental	Total	Rental	Rental	Total
Revenue earning equipment expenditures	$(3,361.5)	$(211.2)	$(3,572.7)	$(2,806.3)	$(206.9)	$(3,013.2)
Proceeds from disposal of revenue earning equipment	1,461.4	43.5	1,504.9	1,126.4	49.7	1,176.1
Net revenue earning equipment capital expenditures	(1,900.1)	(167.7)	(2,067.8)	(1,679.9)	(157.2)	(1,837.1)
Depreciation of revenue earning equipment	550.2	72.8	623.0	431.5	66.7	498.2
Net financing activity related to car rental fleet	1,094.9	—	1,094.9	1,111.5	—	1,111.5
Fleet growth	$(255.0)	$(94.9)	$(349.9)	$(136.9)	$(90.5)	$(227.4)

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2012
	Car	Equipment		Car	Equipment
	Rental	Rental	Total	Rental	Rental	Total
Revenue earning equipment expenditures	$(6,460.3)	$(365.2)	$(6,825.5)	$(5,331.3)	$(330.9)	$(5,662.2)
Proceeds from disposal of revenue earning equipment	3,660.3	82.5	3,742.8	3,077.4	108.0	3,185.4
Net revenue earning equipment capital expenditures	(2,800.0)	(282.7)	(3,082.7)	(2,253.9)	(222.9)	(2,476.8)
Depreciation of revenue earning equipment	1,048.0	146.8	1,194.8	861.2	129.1	990.3
Net financing activity related to car rental fleet	1,344.9	—	1,344.9	1,201.5	—	1,201.5
Fleet growth	$(407.1)	$(135.9)	$(543.0)	$(191.2)	$(93.8)	$(285.0)

EBITDA AND CORPORATE EBITDA

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$307.0	$62.8	$(157.9)	$211.9	$234.8	$28.1	$(104.2)	$158.7
Depreciation and amortization	627.5	91.6	3.0	722.1	493.3	84.4	3.7	581.4
Interest, net of interest income	74.8	11.6	95.4	181.8	76.9	11.4	63.4	151.7
EBITDA	1,009.3	166.0	(59.5)	1,115.8	805.0	123.9	(37.1)	891.8
Adjustments:
Car rental fleet interest	(72.5)	—	—	(72.5)	(73.5)	—	—	(73.5)
Car rental fleet depreciation	(568.4)	—	—	(568.4)	(454.1)	—	—	(454.1)
Non-cash expenses and charges (b)	5.3	0.0	11.7	17.0	10.4	0.0	7.5	17.9
Extraordinary, unusual or non-recurring gains and losses (c)	20.6	(0.3)	28.2	48.5	14.9	2.5	8.2	25.6
Corporate EBITDA	$394.3	$165.7	$(19.6)	$540.4	$302.7	$126.4	$(21.4)	$407.7

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$476.6	$95.0	$(287.4)	$284.2	$296.4	$38.2	$(212.7)	$121.9
Depreciation and amortization	1,200.6	184.6	6.0	1,391.2	985.3	164.7	7.2	1,157.2
Interest, net of interest income	148.9	25.0	182.9	356.8	156.5	24.1	132.3	312.9
EBITDA	1,826.1	304.6	(98.5)	2,032.2	1,438.2	227.0	(73.2)	1,592.0
Adjustments:
Car rental fleet interest	(143.2)	—	—	(143.2)	(149.4)	—	—	(149.4)
Car rental fleet depreciation	(1,081.4)	—	—	(1,081.4)	(905.8)	—	—	(905.8)
Non-cash expenses and charges (b)	10.6	0.0	19.7	30.3	21.4	0.0	15.0	36.4
Extraordinary, unusual or non-recurring gains and losses (c)	29.8	0.1	37.0	66.9	20.7	6.7	15.1	42.5
Corporate EBITDA	$641.9	$304.7	$(41.8)	$904.8	$425.1	$233.7	$(43.1)	$615.7

Table 6 (pg-2)

(b)    As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$5.3	$—	$—	$5.3	$10.4	$—	$—	$10.4
Non-cash stock-based employee compensation charges	—	—	11.7	11.7	—	—	7.5	7.5
Total non-cash expenses and charges	$5.3	$—	$11.7	$17.0	$10.4	$—	$7.5	$17.9

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$10.6	$—	$—	$10.6	$21.4	$—	$—	$21.4
Non-cash stock-based employee compensation charges	—	—	19.7	19.7	—	—	15.0	15.0
Total non-cash expenses and charges	$10.6	$—	$19.7	$30.3	$21.4	$—	$15.0	$36.4

(c)     As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$13.9	$(0.3)	$1.0	$14.6	$11.8	$2.5	$1.8	$16.1
Restructuring related charges	6.7	—	1.9	8.6	3.1	—	1.9	5.0
Acquisition related costs	—	—	17.6	17.6	—	—	4.5	4.5
Integration expenses	—	—	7.7	7.7	—	—	—	—
Total extraordinary, unusual or non-recurring items	$20.6	$(0.3)	$28.2	$48.5	$14.9	$2.5	$8.2	$25.6

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$18.9	$0.1	$1.1	$20.1	$17.0	$6.7	$1.8	$25.5
Restructuring related charges	9.3	—	1.9	11.2	3.7	—	1.9	5.6
Acquisition related costs	—	—	26.3	26.3	—	—	11.4	11.4
Integration expenses	1.6	—	7.7	9.3	—	—	—	—
Total extraordinary, unusual or non-recurring items	$29.8	$0.1	$37.0	$66.9	$20.7	$6.7	$15.1	$42.5

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net cash provided by operating activities	$715.1	$678.5	$1,458.6	$1,170.5
Amortization of debt costs	(19.4)	(20.6)	(36.8)	(45.4)
Provision for losses on doubtful accounts	(8.8)	(6.7)	(21.4)	(13.6)
Derivative gains (losses)	2.1	(2.1)	3.6	0.9
Gain on sale of property and equipment	0.5	0.5	1.5	0.7
Loss on revaluation of foreign denominated debt	(1.5)	0.0	(1.5)	(2.5)
Stock-based compensation charges	(11.7)	(7.5)	(19.7)	(15.0)
Lease charges	18.0	21.5	33.3	44.6
Deferred income taxes	(57.5)	(28.9)	(93.5)	(31.3)
Provision for taxes on income	90.5	65.8	144.8	85.3
Interest expense, net of interest income	181.8	151.7	356.8	312.9
Changes in assets and liabilities	206.8	39.6	206.5	84.9
EBITDA	$1,115.9	$891.8	$2,032.2	$1,592.0

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,	June 30,
	2013	2013	2012	2012	2012	2011	2011

Total Corporate Debt	$7,578.8	$7,237.0	$6,545.3	$4,767.9	$4,645.2	$4,704.8	$4,846.8
Total Fleet Debt	10,263.2	9,080.0	8,903.3	7,700.0	6,780.5	6,612.3	6,846.8
Total Debt	$17,842.0	$16,317.0	$15,448.6	$12,467.9	$11,425.7	$11,317.1	$11,693.6

Corporate Restricted Cash
Restricted Cash, less:	$393.2	$425.2	$571.6	$175.4	$211.9	$308.0	$274.3
Restricted Cash Associated with Fleet Debt	(351.6)	(370.5)	(494.0)	(104.0)	(126.5)	(213.6)	(183.2)
Corporate Restricted Cash	$41.6	$54.7	$77.6	$71.4	$85.4	$94.4	$91.1

Net Corporate Debt
Corporate Debt, less:	$7,578.8	$7,237.0	$6,545.3	$4,767.9	$4,645.2	$4,704.8	$4,846.8
Cash and Cash Equivalents	(483.1)	(653.8)	(533.3)	(586.2)	(594.7)	(931.8)	(747.6)
Corporate Restricted Cash	(41.6)	(54.7)	(77.6)	(71.4)	(85.4)	(94.4)	(91.1)
Net Corporate Debt	$7,054.1	$6,528.5	$5,934.4	$4,110.3	$3,965.1	$3,678.6	$4,008.1

Net Fleet Debt
Fleet Debt, less:	$10,263.2	$9,080.0	$8,903.3	$7,700.0	$6,780.5	$6,612.3	$6,846.8
Restricted Cash Associated with Fleet Debt	(351.6)	(370.5)	(494.0)	(104.0)	(126.5)	(213.6)	(183.2)
Net Fleet Debt	$9,911.6	$8,709.5	$8,409.3	$7,596.0	$6,654.0	$6,398.7	$6,663.6

Total Net Debt	$16,965.7	$15,238.0	$14,343.7	$11,706.3	$10,619.1	$10,077.3	$10,671.7

CAR RENTAL RPD (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Car rental segment revenues (b)	$2,329.5	$1,889.6	$4,414.3	$3,547.9
Non-rental revenue	(134.3)	(115.5)	(262.1)	(225.9)
Foreign currency adjustment	12.4	14.2	14.3	13.4
Total rental revenue	$2,207.6	$1,788.3	$4,166.5	$3,335.4
Transactions days (in thousands)	45,439	37,256	84,510	68,925
Worldwide Total RPD (in whole dollars)	$48.58	$48.00	$49.30	$48.39

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Equipment rental segment revenues	$384.3	$335.0	$735.4	$637.1
Equipment sales and other revenue	(35.5)	(31.3)	(65.4)	(57.6)
Foreign currency adjustment	2.2	(0.7)	3.1	(2.2)
Rental and rental related revenue	$351.0	$303.0	$673.1	$577.3

(a)    Based on 12/31/12 foreign exchange rates.

(b)    Includes U.S. off-airport revenues of $362.9 million and $325.3 million for the three months ended June 30, 2013 and 2012, respectively, and $683.8 and $608.0 million for the six months ended June 30, 2013 and 2012, respectively. Also includes revenue from fleet subleases, Donlen leasing transactions and licensee transactions, among other items.

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ July 29, 2013 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

EBITDA is defined as net income before net interest expense, income taxes and depreciation (which includes revenue earning equipment lease charges) and amortization. Corporate EBITDA, as presented herein, represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and certain other items, as described in more detail in the accompanying tables.

Management uses EBITDA and Corporate EBITDA as operating performance and liquidity metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our two business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Corporate EBITDA as a supplemental measure because such information is utilized in the calculation of financial covenants under Hertz’s senior credit facilities.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (35% in 2013 and 34% in 2012) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for the three months ended June 30, 2013, 465.1 million which represents the weighted average diluted shares outstanding for the period, for the six months ended June 30, 2013, 463.0 million which represents the weighted average diluted shares outstanding for the period and for the three months ended June 30, 2012, 447.4 million which represents the approximate number of shares outstanding at June 30, 2012, for the six months ended June 30, 2012, 447.9 million which represents the average for the period. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Revenue, Total RPD and Total Rental Revenue Per Transaction

Car rental revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, revenue from fleet subleases, Donlen lease transactions, and licensee transactions. But for purposes of calculating total revenue per transaction day, “total RPD,” we exclude non-rental revenues derived from Donlen. Total RPD is calculated as total rental revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth or decline is calculated as the year over year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Free Cash Flow

Free cash flow is calculated as Net cash provided by operating activities less revenue earning equipment expenditures, net of disposal proceeds and car rental fleet financing, less non-fleet capital expenditures, net of non-fleet disposals. Free cash flow is important to management and investors as it represents the cash available for acquisitions and the reduction of corporate debt.

10. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Senior Subordinated Notes, Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

11. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

12. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  As of June 30, 2013, fleet debt consists of HVF U.S. Fleet Variable Funding Notes, HVF U.S. Fleet Medium Term Notes, RCFC U.S. Fleet Variable Funding Notes, RCFC U.S. Fleet Medium Term Notes, Donlen GN II Variable Funding Notes, U.S. Fleet Financing Facility, European Revolving Credit Facility, European Fleet Notes, European Securitization, Hertz-Sponsored Canadian Securitization, Dollar Thrifty-Sponsored Canadian Securitization, Australian Securitization, Brazilian Fleet Financing and Capitalized Leases relating to revenue earning equipment. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

13. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

14. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.